Report of Independent Accountants

To the Board of Directors of
ICAP Funds, Inc.
In planning and performing our audits of the financial statements and financial highlights of the ICAP Funds, Inc. (the "Funds") (comprising, respectively, the Discretionary Equity and the Equity Portfolios) for the year ended December 31, 1997, we considered its internal controls, including control over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal controls.
The management of the Funds is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected
benefits and related costs of controls.   Generally, controls that are
relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal controls, misstatements due to errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal controls would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that misstatements due to errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.
This report is intended solely for the information and use of management of management and the Securities and Exchange Commission.


COOPERS & LYBRAND L.L.P.

Milwaukee, Wisconsin
January 23, 1998